Exhibit 10.20

HURON CONSULTING GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Restricted Stock Agreement”) is made and entered into as of                     , 20     (the “Date of Grant”), by and between Huron Consulting Group Inc., a Delaware corporation (“Huron”), and you (the “Recipient”).

BY ACCEPTING THE TERMS AND CONDITIONS OF THIS RESTRICTED STOCK AGREEMENT BELOW, YOU ARE ALSO GRANTING TO HURON AN IRREVOCABLE PROXY TO VOTE THE SHARES OF RESTRICTED STOCK UNTIL THEY VEST. FOR MORE INFORMATION SEE SECTION 6 AND THE IRREVOCABLE PROXY BELOW.

WHEREAS, the Compensation Committee of the Board of Directors of Huron has approved the grant to the Recipient of a Full Value Award pursuant to Huron Consulting Group Inc. 2012 Omnibus Incentive Plan (the “Plan”) in the form of restricted stock as set forth below;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions. Capitalized terms which are not defined herein shall have the meaning set forth in the Plan.

2. Grant of Restricted Stock. Huron hereby grants to the Recipient a Full Value Award under the Plan in the form of restricted shares of Common Stock (the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Agreement. The Recipient’s grant details, including the number of shares granted, vesting schedule and expiration date, are reflected in the Recipient’s Morgan Stanley Smith Barney LLC stock account. The Recipient’s grant and record of share ownership shall be kept on the books of Huron until the restrictions on transfer have lapsed pursuant to Section 3 below. Shares that have become vested pursuant to Section 3 below may be evidenced by stock certificates, at the request of the Recipient, which certificates shall be registered in the name of the Recipient and delivered to Recipient within five (5) days of such request.

3. Lapse of Restrictions. All shares of Restricted Stock shall be unvested unless and until they become Vested Shares in accordance with this Section 3. Except as otherwise provided below, the Restricted Stock shall become “Vested Shares” in accordance with the schedule reflected in the Recipient’s Morgan Stanley Smith Barney LLC stock account for this grant of Restricted Stock. In addition, in order for the shares of Restricted Stock to become Vested Shares, the Recipient must be employed by Huron or one of its Affiliates as of the applicable date that shares of Restricted Stock are to become Vested Shares except as specifically provided in the Plan or in an Alternative Agreement in effect on the Date of Grant. Once shares of Restricted Stock have become Vested Shares, they shall no longer be considered shares of Restricted Stock.

4. Restrictions on Transfer. Except by will or the laws of descent and distribution, the Recipient may not sell, assign, pledge or transfer or otherwise dispose of any shares of Restricted Stock or any rights under or with respect to shares of Restricted Stock and the rights of the Recipient with respect to shares of Restricted Stock shall not be subject to the claims of creditors of the Recipient.

5. Adjustment of Award. The number and type of shares of Restricted Stock awarded pursuant to this Agreement shall be adjusted by the Committee in accordance with the Plan to reflect corporate transactions which affect the number, type or value of Common Stock.

6. Rights as a Stockholder. Huron shall hold in escrow all dividends, if any, that are paid with respect to the shares of Restricted Stock until all restrictions on such shares have lapsed. The Recipient agrees that the right to vote any shares of Restricted Stock for which the restrictions on transfer set forth in Section 3 hereof have not yet lapsed (the “Unvested Shares”) will be held by Huron and, accordingly, shall execute an irrevocable proxy in favor of Huron for all shares of Restricted Stock in the form supplied by Huron.

7. Notices. Any notice required or permitted under this Restricted Stock Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Recipient either at the Recipient’s address as last known by Huron or such other address as the Recipient may designate in writing to Huron.

8. Securities Laws Requirements. Huron shall not be obligated to transfer any shares of Common Stock from the Recipient to another party, if such transfer, in the opinion of counsel for Huron, would violate the Securities Act of 1933, as amended from time to time (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, Huron may require as a condition of transfer of any shares of Common Stock to the Recipient that the Recipient furnish a written representation that he or she is holding the shares for investment and not with a view to resale or distribution to the public.

9. Protections Against Violations of Restricted Stock Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement or the Certificate of Incorporation or the By-Laws of Huron, shall be valid, and Huron will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of Huron. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10. Taxes. The award hereunder and any payments or distributions pursuant to the award are subject to withholding of all applicable taxes. The Recipient understands that he or she (and not Huron or any of its affiliates) shall be responsible for any tax obligation that may arise as a result of the transactions contemplated by this Restricted Stock Agreement and shall pay to Huron the amount determined by Huron to be such tax obligation at the time such tax obligation arises. If the Recipient fails to make such payment, the number of shares necessary to satisfy the tax obligations shall be withheld and shall be used to satisfy the Recipient’s tax obligations. Without limiting the generality of the foregoing, Huron has the right, but is not obligated, to withhold any shares of Common Stock to satisfy any applicable withholding taxes required by law, to the extent that Huron determines it is required to do so by law. The Recipient shall promptly notify Huron of any election made pursuant to Section 83(b) of the Code).

THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY AND NOT HURON’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE RECIPIENT DESIRES TO MAKE THE ELECTION.

11. Legend. Huron’s Secretary shall, or shall instruct Huron’s transfer agent to, provide stop transfer instructions in Huron’s stock records to prevent any transfer of the Restricted Stock for any purpose until the stock is vested. Any certificate that the Secretary or the transfer agent deems necessary to issue to represent shares of Restricted Stock shall, until all restrictions lapse and new certificates are issued, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY HURON CONSULTING GROUP INC. (“HURON”) UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN HURON AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF HURON AT 550 WEST VAN BUREN STREET, CHICAGO, ILLINOIS 60607.

12. Failure to Enforce Not a Waiver. The failure of Huron to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13. Governing Law. This Restricted Stock Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

14. Amendment and Termination. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, subject to certain limitations; provided, however, without the consent of the Recipient, no such action may reduce the Recipient’s rights under this award. Certain adjustments and amendments shall not be subject to the foregoing limitations as described in the Plan.

15. Administration. The authority to administer and interpret this Restricted Stock Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to the award hereunder and this Restricted Stock Agreement as it has with respect to the Plan. Any interpretation of this Restricted Stock Agreement by the Committee and any decision made by it with respect to this Restricted Stock Agreement is final and binding on all persons.

16. Survival of Terms. This Restricted Stock Agreement shall apply to and bind the Recipient and Huron and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

17. Agreement Not a Contract for Services. Neither the grant of Restricted Stock, this Restricted Stock Agreement nor any other action taken pursuant to this Restricted Stock Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Recipient has a right to continue to provide services as an officer, director, employee or consultant of Huron for any period of time or at any specific rate of compensation.

18. Severability. If a provision of this Restricted Stock Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

19. Incorporation of Plan; Acknowledgement. The Plan is hereby incorporated herein by reference and made a part hereof and the shares of Restricted Stock and this Restricted Stock Agreement are subject to all terms and conditions of the Plan. In the event of any inconsistency between the Plan terms and the conditions of the Plan, the provisions of the Plan shall govern. By signing a copy of this Restricted Stock Agreement, the Recipient acknowledges having received and read a copy of the Plan.

20. Execution of Award Agreement. The award granted to the Recipient pursuant to this Restricted Stock Agreement shall be subject to the Recipient’s execution and return of this Restricted Stock Agreement to Huron or its designee (including by electronic means) and if this Restricted Stock Agreement is not so executed and returned prior to the first date on which shares of Restricted Stock become Vested Shares, the award shall be forfeited in its entirety.

The parties hereto have executed and delivered this Restricted Stock Agreement as of                     , 20    .

IRREVOCABLE PROXY

I, the undersigned, hereby irrevocably authorize and empower Huron Consulting Group Inc. (the “Proxy”) to represent me with respect to any and all Unvested Shares, as such term is defined in the Restricted Stock Agreement, dated                     , 20     by and between Huron Consulting Group Inc. (“Huron”) and me (“Restricted Stock Agreement”), at any and all general meetings of the shareholders of Huron.

The Proxy is irrevocably authorized and empowered to receive, in my stead, any and all notices of and invitations to Huron’s general meetings, and to participate in all such general meetings; and the Proxy is authorized and empowered to vote all such Unvested Shares in such manner as the Proxy shall, in the Proxy’s sole discretion, deem to be in the best interests of Huron.

This proxy shall remain in full force and effect until the shares of Restricted Stock granted to me pursuant to the Restricted Stock Agreement have vested in accordance with the terms of the Restricted Stock Agreement and have become Vested Shares (as defined in the Restricted Stock Agreement), unless otherwise determined by Huron.

DATE:                     , 20